UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2012

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            On February 16, 2012, Raymond P. Dolan notified the Company that he has decided he will resign from the Company's Board of Directors effective immediately prior to the next annual meeting of stockholders scheduled to be held on May 9, 2012. His decision is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Upon receipt of Mr. Dolan’s notification, the Board took action to reduce the number of directors serving on the Board from nine to eight effective concurrent with the effectiveness of Mr. Dolan’s resignation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2012, the Board of Directors (the “Board”) of NII Holdings, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws to provide that in uncontested elections of directors, each director will be elected by a majority of the votes cast.  A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director.  In contested elections, directors will be elected by a plurality vote.  The amendments to the voting standards for the election of the Company’s directors became effective on the date of adoption, and accordingly the amended voting standards will be in effect for the Company’s 2012 annual meeting of stockholders.

The Board further amended the Amended and Restated Bylaws to include advance notice and informational requirements for stockholder-proposed business and director nominations at meetings of stockholders. The provisions relating to advance notice of stockholder-proposed business at annual meetings require advance notice of such business to be delivered not less than 90 and not more than 120 days prior to the anniversary of the preceding year’s annual meeting of stockholders; provided that if the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the prior year’s annual meeting, stockholder notice of proposed business must be delivered no later than the later of the 90th day preceding the meeting or tenth day following the day on which public announcement of such meeting is first made.

Stockholders seeking to propose business at any annual meeting must provide certain information to the Company, including (a) a description of the business to be brought before the meeting and the text of the proposal, (b) the reasons for conducting the business at the meeting, (c) biographical and share ownership information of the stockholder proponent (and certain affiliates), and (d) descriptions of any material interests of the stockholder proponent (and certain affiliates) in the proposed business and any arrangements between the stockholder proponent (and certain affiliates) and another person or entity with respect to the proposed business.

The provisions relating to stockholder nominations of directors at annual meetings require advance notice of such nominations not less than 90 and not more than 120 days prior to the anniversary of the preceding year’s annual meeting of shareholders; provided that if the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the prior year’s annual meeting, the stockholder’s notice must be delivered no later than the 90th day preceding such meeting or the tenth day following the day on which public announcement of such meeting is first made.

Stockholders seeking to nominate directors for election at any annual meeting must provide certain information to the Company, including (a) certain biographical and share ownership information concerning the nominee and the shareholder proponent, (b) a description of any material relationships among the stockholder proponent (and certain affiliates) and another person or entity with respect to the nomination, including the nominee, and (c) a written consent of the nominee to serve as a director of the Company, if elected, and a representation regarding the nominee’s voting commitments or actions as a director and that the nominee will comply with all publicly disclosed corporate governance and other policies and guidelines of the Company.

The provisions of the Amended and Restated Bylaws relating to advance notice and informational requirements for stockholder-proposed business and director nominations at meetings of stockholders will not apply to proposals to be brought or nominations to be made at the Company’s 2012 annual meeting of stockholders, but will apply to subsequent annual meetings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Number	Exhibit
	3.1	Amended and Restated Bylaws of NII Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.

By:	/s/ Shana C. Smith
Name: Shana C. Smith
Title: Vice President, Corporate Counsel and
Assistant Secretary

Date:  February 17, 2012

EXHIBIT INDEX

Number	Description
3.1	Amended and Restated Bylaws of NII Holdings, Inc.